Exhibit 8.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

[Date]

Alleghany Corporation

7 Times Square Tower, 17th Floor

New York, New York 10036

Ladies and Gentlemen:

We have acted as special counsel to Alleghany Corporation, a Delaware corporation (“Alleghany”), in connection with the proposed merger (the “Merger”) of Transatlantic Holdings, Inc., a Delaware corporation (“Transatlantic”), with and into Shoreline Merger Sub, Inc. a Delaware corporation (“Merger Sub”) pursuant to the Agreement and Plan of Merger dated as of November 20, 2011, by and among Alleghany, Shoreline Merger Sub, LLC (which was converted into the Delaware corporation and which corporation was assigned all rights and assumed all obligations of the limited liability company) and Transatlantic (as amended or supplemented through the date hereof, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and in connection with the filing of the Form S-4 (including the proxy statement/prospectus contained therein, as amended or supplemented through the date hereof, the “Registration Statement”), we are rendering our opinion concerning certain United States federal income tax matters.

In providing our opinion, we have examined the Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Agreement are true, complete and correct, and the Registration Statement is true, complete and correct, (iii) the factual statements and representations made by Alleghany and Transatlantic in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification, and (v) Alleghany, Transatlantic and their respective subsidiaries will treat the

Alleghany Corporation

Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we hereby confirm that, subject to the limitations and qualifications set forth therein, the discussion in the section of the Registration Statement entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to holders of Transatlantic common stock.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable Laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Alleghany of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,